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                                                                    EXHIBIT 99.6

THE BROWN SCHOOLS

THREE MONTHS ENDED MARCH 31, 2003 COMPARED TO THREE MONTHS ENDED MARCH 31, 2002

     Revenue. Revenue was $18.2 million for the quarter ended March 31, 2003, compared to $19.2 million for the quarter ended March 31, 2002, a decrease of $1.0 million or 5.2%. This decrease is primarily attributable to decreased revenues at our San Antonio facility due to a drop in admissions and patient days.

     Salaries, wages and employee benefits. Salaries, wages and employee benefits expense was $10.5 million, or 57.4% of revenue for the quarter ended March 31, 2003, compared to $11.0 million, or 56.9% of revenue for the quarter ended March 31, 2002. In total, salaries, wages and employee benefits decreased $0.5 million in the quarter ended March 31, 2003 as compared to the quarter ended March 31, 2002, due largely to efforts to reduce non-essential administrative staff, beginning in March 2002.

     Other operating expenses. Other operating expenses were approximately $6.4 million, or 35.2% of revenue for the quarter ended March 31, 2003, compared to $6.5 million, or 34.0% of revenue for the quarter ended March 31, 2002. Other operating expenses include supplies, medical, professional and other expenses necessary to serve patients and operate facilities. Other operating expenses also include a management fee from parent of $0.9 million and $1.0 million for the quarters ended March 31, 2003 and 2002, respectively. The Brown Schools facilities are charged a management fee from parent equal to approximately 5% of net revenues to cover accounting, data processing and management and administrative services provided to the facilities by the parent.

     Provision for bad debts. The provision for bad debts was relatively unchanged at $0.4 million for the quarters ended March 31, 2003 and 2002. It is the policy of The Brown Schools facilities to reserve 100% of accounts over 180 days.

     Depreciation and amortization. Depreciation and amortization expense was $338,000 for the quarter ended March 31, 2003 compared to $363,000 for the quarter ended March 31, 2002, a decrease of $25,000. This decrease in depreciation and amortization expense is the result of sales of assets during the quarter ended March 31, 2003.

     Interest expense. Interest costs were allocated by the parent to the facilities based on the relation of total assets of each facility to the consolidated assets of the parent. This allocation is not necessarily indicative of interest expense had the facilities been separate from the parent.

     Other expenses. Other expenses totaled $458,000 for the quarter ended March 31, 2003. Other expenses for 2003 relate to losses on sale of assets during the quarter.

YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

     Revenue. Revenue was $78.0 million for the year ended December 31, 2002, compared to $78.1 million for the year ended December 31, 2001, a decrease of $0.1 million or less than 1%.

     Salaries, wages and employee benefits. Salaries, wages and employee benefits expense was $42.4 million, or 54.4% of revenue for the year ended December 31, 2002, compared to $42.8 million, or 54.8% of revenue for the year ended December 31, 2001. In total, salaries, wages and employee benefits decreased $0.4 million in the year ended December 31, 2002 as compared to the year ended December 31, 2001, due largely to efforts to reduce non-essential administrative staff, beginning in March 2002.

     Other operating expenses. Other operating expenses were approximately $26.5 million, or 34.0% of revenue for the year ended December 31, 2002, compared to $27.6 million, or 35.4% of revenue for the quarter ended December 31, 2001. Other operating expenses include supplies, medical professional and other expenses necessary to serve patients and operate facilities. Other operating expenses also include a management fee from parent of $3.8 million and $4.3 million for the years ended December 31, 2002 and


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2001, respectively. The Brown Schools facilities are charged a management fee from parent equal to approximately 5% of net revenues to cover accounting, data processing and other management and administrative services provided to the facilities by the parent.

     Provision for bad debts. The provision for bad debts was approximately $1.8 million, or 2.3% of revenue for the year ended December 31, 2002, compared to $2.1 million, or 2.7% of revenue for the year ended December 31, 2001. It was the policy of The Brown Schools facilities to reserve 100% of accounts over 180 days.

     Depreciation and amortization. Depreciation and amortization expense was $1.8 million for the year ended December 31, 2002 compared to $1.7 million for the year ended December 31, 2001, an increase of $0.1 million. This increase in depreciation and amortization expense is the result of fixed asset additions at our San Marcos and The Oaks Treatment Centers in late 2001.

     Interest expense. Interest costs were allocated by the parent to the facilities based on the relation of total assets of each facility to the consolidated assets of the parent. This allocation is not necessarily indicative of interest expense had the facilities been separate from the parent.

     Other expenses. Other expenses totaled $68,000 for the year ended December 31, 2001. Other expenses for 2003 were losses on sale of assets during the year.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

     Revenue. Revenue was $78.1 million for the year ended December 31, 2001, compared to $67.1 million for the year ended December 31, 2000, an increase of $11.0 million or 16.4%. This increase was due in part to the opening of our facility in Virginia in 2001, which generated $3.2 million in revenues during the year. Excluding the opening of our Virginia facility, revenues increased $7.8 million or 11.6% attributable to an increase in patient days of approximately 10.5%.

     Salaries, wages and employee benefits. Salaries, wages and employee benefits expense was $42.8 million, or 54.8% of revenue for the year ended December 31, 2001, compared to $37.0 million, or 55.1% of revenue for the year ended December 31, 2000. This decrease in salaries, wages and employee benefits as a percentage of revenues was the result of realizing efficiencies due to increased patient volume.

     Other operating expenses. Other operating expenses were approximately $27.6 million, or 34.4% of revenue for the year ended December 31, 2001, compared to $26.9 million, or 40.1% of revenue for the quarter ended December 31, 2000. Other operating expenses include supplies, medical professional and other expenses necessary to serve patients and run facilities. The decrease in other operating expenses as a percentage of revenues was the result of realizing efficiencies due to increased patient volume. Other operating expenses also include a management fee from parent of $4.3 million and $3.4 million for the years ended December 31, 2001 and 2000, respectively. The Brown Schools facilities are charged a management fee from parent equal to approximately 5% of net revenues to cover accounting, data processing and other management and administrative services provided to the facilities by the parent.

     Provision for bad debts. The provision for bad debts was approximately $2.1 million, or 2.7% of revenue for the year ended December 31, 2001, compared to $1.3 million, or 1.9% of revenue for the year ended December 31, 2000. It was the policy of The Brown Schools facilities to reserve 100% of accounts over 180 days.

     Depreciation and amortization. Depreciation and amortization expense was $1.7 million for the year ended December 31, 2001 compared to $1.9 million for the year ended December 31, 2000, a decrease of $0.2 million. This decrease in depreciation and amortization expense is the result of sales of assets during 2000 and 2001.

     Interest expense. Interest costs were allocated by the parent to the facilities based on the relation of total assets of each facility to the consolidated assets of the parent. This allocation is not necessarily indicative of interest expense had the facilities been separate from the parent.


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     Other expenses.  Other expenses totaled $68,000 for the year ended December
31, 2001, compared to $51,000 for the year ended December 31, 2000. Other expenses for 2001 and 2000 were losses on sale of assets.


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